EXHIBIT 10.52

DUKE ENERGY CORPORATION
EXECUTIVE CASH BALANCE PLAN

(Amended and Restated Effective as of January 1, 2014)

ARTICLE I
PURPOSE OF PLAN

The purpose of the Duke Energy Corporation Executive Cash Balance Plan (the “Plan”) is to provide additional retirement benefits for a select group of management or highly compensated employees.  The Plan originally was effective as of January 1, 1997 and was amended thereafter from time to time. Effective January 1, 1999, the Plan replaced the PanEnergy Corp Key Executive Retirement Benefit Equalization Plan and all benefits provided thereunder were provided in accordance with the terms set forth herein. The Plan is intended to be a non-qualified, unfunded plan of deferred compensation for a select group of management or highly compensated employees under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and shall be so interpreted and administered.  Effective August 26, 2008, the Plan was amended and restated in its entirety in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).  Effective on July 2, 2012, the Plan was amended and restated in its entirety to reflect the participation by, and assumption of the obligations of, certain individuals who participated in or, but for the service eligibility requirements, would have participated in the Amended and Restated Supplemental Senior Executive Retirement Plan of Progress Energy, Inc. (the “Progress Nonqualified Plan”).  Effective January 1, 2014, the Plan is hereby amended and restated in its entirety, as set forth herein, to reflect the mergers of the Amended and Restated Progress Energy, Inc. Restoration Retirement Plan (the “Progress RRP”) and Cinergy Corp. Excess Pension Plan (the “Cinergy Excess Plan”) with and into the Plan and to close participation in the Plan to new hires and rehires.

The Plan was divided into two separate parts, one of which is referred to herein as “Part I” and the other is referred to herein as “Part II.”  Any “amounts deferred” under the Plan in taxable years beginning before January 1, 2005 (within the meaning of Section 409A of the Code) and any earnings thereon shall be governed by the terms of Part I of the Plan, as set forth herein.  It is intended that such amounts and the earnings thereon shall be exempt from the application of Section 409A of the Code.  Nothing contained herein is intended to materially enhance a benefit or right existing under Part I of the Plan as of October 3, 2004, or add a new material benefit or right to Part I of the Plan.  As of January 1, 2005 (“Effective Date”), Part I of the Plan was frozen, and neither the Company, its affiliates nor any individual shall make or permit to be made any additional contributions or deferrals under Part I of the Plan (other than earnings) on or after that date.

Any “amounts deferred” in taxable years beginning on or after January 1, 2005 (within the meaning of Section 409A of the Code) and any earnings thereon shall be governed by the terms and conditions of Part II of the Plan, as set forth herein.  To the extent that any of those amounts were credited under the Plan prior to the Effective Date (the “Transferred Amounts”), then the Committee shall transfer the Transferred Amounts from Part I of the Plan to Part II of the Plan and credit those amounts to the appropriate bookkeeping accounts under Part II of this Plan, as selected by the Committee in its sole discretion.  As a result of such transfer and crediting, all of the Company’s obligations and Participant’s rights with respect to the Transferred Amounts under Part I of the Plan, if any, shall automatically be extinguished and become obligations and rights under Part II of this Plan without further action.  For purposes of clarity, (i) the obligations assumed from Part I of the Cinergy Excess Plan shall be governed by the terms and conditions of Part I of the Plan, as set forth herein, and (ii) the obligations assumed from the Progress Nonqualified Plan, the Progress RRP, and Part II of the Cinergy Excess Plan shall be governed by the terms and conditions of Part II of the Plan, as set forth herein.

ARTICLE II
DEFINITIONS

Wherever used herein, a pronoun or adjective in the masculine gender includes the feminine gender, the singular includes the plural, and the following terms have the following meanings unless a different meaning is clearly required by the context.  Additional terms are defined throughout the Plan.

2.1           “Affiliated Group” shall mean, except as otherwise provided in Exhibit A, the Company and all entities with whom the Company would be considered a single employer under Sections 414(b) and 414(c) of the Code, provided that in applying Section 1563(a)(1), (2), and (3) for purposes of determining a controlled group of corporations under Section 414(b) of the Code, the term “at least 45 percent” is used instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2), and (3), and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c), the term “at least 45 percent” is used instead of “at least 80 percent” each place it appears in that regulation. Such term shall be interpreted in a manner consistent with the definition of “service recipient” contained in Section 409A of the Code.  Notwithstanding the foregoing, for purposes of determining whether a Progress Nonqualified Plan Participant or Progress RRP Plan Participant has incurred a Separation from Service with the Affiliated Group under Section 6.9 or 6.10, the phrase “at least 45 percent” is deleted in each place that it appears in this Section 2.1 and replaced with the phrase “at least 50 percent”.

2.2           “Beneficiary” means, except as otherwise provided, the person or persons designated by a Participant, or by another person entitled to receive benefits hereunder, to receive benefits following the death of such person.

2.3           “Board of Directors” means the Board of Directors of Duke Energy Corporation.

2.4           “Change in Control” shall be deemed to have occurred upon:

(a)           an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding shares of common stock of Duke Energy Corporation or (B) the combined voting power of the then outstanding voting securities of Duke Energy Corporation entitled to vote generally in the election of directors; excluding, however, the following: (1) any acquisition directly from Duke Energy Corporation, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from Duke Energy Corporation, (2) any acquisition by Duke Energy Corporation and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by Duke Energy Corporation or its affiliated companies;

(b)           during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors (and any new directors whose election by the Board of Directors or nomination for election by the Duke Energy Corporation’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, disability or voluntary retirement) to constitute a majority thereof;

(c)           the consummation of a merger, consolidation, reorganization or similar corporate transaction, which has been approved by the shareholders of Duke Energy Corporation, whether or not Duke Energy Corporation is the surviving corporation in such transaction, other than a merger, consolidation, or reorganization that would result in the voting securities of Duke Energy Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of Duke Energy Corporation (or such surviving entity) outstanding immediately after such merger, consolidation or reorganization;

(d)           the consummation of (A) the sale or other disposition of all or substantially all of the assets of Duke Energy Corporation or (B) a complete liquidation or dissolution of Duke Energy Corporation, which has been approved by the shareholders of Duke Energy Corporation; or

(e)           adoption by the Board of Directors of a resolution to the effect that any Person has acquired effective control of the business and affairs of Duke Energy Corporation.

2.5           “Code” means the Internal Revenue Code of 1986, as amended.

2.6           “Committee” means the Compensation Committee of the Board of Directors or its delegate.

2.7           “Company” means Duke Energy Corporation and its affiliated companies.

2.8           “Compensation” means “Compensation” as defined in the Retirement Cash Balance Plan but without regard to the limitations of Code Section 401(a)(17) and including Employee deferrals (except for deferrals of long-term incentive awards) under the Duke Energy Corporation Executive Savings Plan.

2.9           “Employee” means a person employed by the Affiliated Group.

2.10         “Equalization Plan” means the PanEnergy Corp Key Executive Retirement Benefit Equalization Plan as it existed on December 31, 1998.

2.11         “Interest Credit” means an amount credited pursuant to Section 4.4 of the Plan.

2.12         “Interest Factor” means the rate determined by the formula (1+i), raised to the one-twelfth (1/12th) power, minus one (1), rounded to the third decimal place.  For example, when “i” is 4%, the Interest Factor is 0.327%.  For this purpose, “i” equals the following:

(a)            For benefits accrued on or after January 1, 2013, four percent (4%).

(b)            For benefits accrued prior to January 1, 2013, the yield on 30-year Treasury Bonds as published in the Federal Reserve Statistical Release H.15 for the end of the third full business week of the month prior to the beginning of the calendar quarter for which the monthly accrual is being applied, but not more than an annual percentage rate of nine percent (9%) and not less than an annual percentage rate of four percent (4%).

2.13         “Make-Whole Benefit” means the benefit provided pursuant to Section 4.2 of the Plan.

2.14         “Participant” means an Employee who is entitled to receive benefits from the Plan.

2.15         “Part I” and “Part II” of the Plan are defined in Article I.

2.16         “Pay Credit” means a credit that is added to a Participant’s Make-Whole Account pursuant to Section 4.2.

2.17         “Plan” means the Duke Energy Corporation Executive Cash Balance Plan.

2.18         “Retirement Cash Balance Plan” means (i) for purposes of Part I, the Duke Energy Retirement Cash Balance Plan as in effect on October 3, 2004, without giving effect to amendments adopted thereafter, and (ii) for purposes of Part II, the Duke Energy Retirement Cash Balance Plan as in effect from time to time.  For a Progress Nonqualified Plan Participant (as defined in Section 3.3), Retirement Cash Balance Plan also means, for periods on and after July 2, 2012, the Progress Qualified Retirement Plan (as defined in Exhibit A).  For a Progress RRP Participant (as defined in Section 3.4), Retirement Cash Balance Plan also means, for periods on and after January 1, 2014, the Progress Qualified Retirement Plan (as defined in Exhibit A).

2.19         “Separation from Service” shall mean a termination of employment with the Affiliated Group in such a manner as to constitute a “separation from service” as defined under Section 409A of the Code.  To the extent permitted by Section 409A of the Code, the Committee retains discretion, in the event of a sale or other disposition of assets, to specify whether a Participant who provides services to the purchaser immediately after the transaction has incurred a Separation from Service.

2.20         “Specified Employee” shall mean, as of any date, a “specified employee”, as defined in Section 409A of the Code (as determined under the Company’s policy for identifying specified employees on the relevant date), of the Company or any entity which would be considered to be a single employer with the Company under Section 414(b) or Section 414(c) of the Code.

2.21         “Supplemental Credit” means a credit that is added to a Participant’s Supplemental Account pursuant to Section 4.3.

2.22         “Supplemental Benefit” means the benefit provided under Section 4.3 of the Plan.

2.23         “Supplemental Retirement Plan” means the Supplemental Retirement Plan for Employees of Duke Power Company as it existed on December 31, 1996.

2.24         “Supplemental Security Plan” means the Duke Power Company Supplemental Security Plan as it existed on December 31, 1996.

ARTICLE III
ELIGIBILITY

3.1           General Rule.  Any Employee designated by the Committee shall be eligible to participate in the Plan and shall remain eligible as long as he continues to be an Employee or, except for a Progress Nonqualified Plan Participant, until designated ineligible by the Committee.  No Employee who becomes employed by the Affiliated Group or is reemployed by the Affiliated Group on or after January 1, 2014 shall be eligible to participate or to participate again in the Plan.  Notwithstanding the foregoing, an Employee who is not a member of a “select group of management or highly compensated employees” within the meaning of ERISA, may not participate in the Plan.  Participants shall not receive any benefits under the terms of the Supplemental Retirement Plan, the Supplemental Security Plan or the Equalization Plan.  For purposes of clarity, the eligibility rules of Article III are subject to amendment as provided in Article VIII.

3.2           Former Employees.  Former Employees, (i) whose Company employment terminated before January 1, 1997, and who had accrued benefits under the Supplemental Retirement Plan or Supplemental Security Plan, or (ii) whose Company employment terminated before January 1, 1999, and who had accrued benefits under the Equalization Plan, will receive payment, or will continue to receive payment, of such benefits under the terms of such plans. Such former Employees will not participate in this Plan.

3.3           Progress Nonqualified Plan Participants.  Effective as of July 2, 2012, each individual who (i) as of January 8, 2011 served on the Progress Energy, Inc. Senior Management Committee, (ii) participated in or, but for the service eligibility requirements, would have participated in the Progress Nonqualified Plan, and (iii) was an employee of Progress Energy, Inc., or its affiliates, in each case immediately prior to July 2, 2012 (each, a “Progress Nonqualified Plan Participant”) became eligible to participate in the Plan as of July 2, 2012 and shall remain eligible as long as he continues to be an Employee.  The obligations and rights of the Progress Nonqualified Plan Participants under the Progress Nonqualified Plan were extinguished as of July 2, 2012 and became obligations and rights under this Plan, as set forth herein.  For purposes of clarity, the obligations and rights of participants in the Progress Nonqualified Plan other than the Progress Nonqualified Plan Participants shall not become obligations or rights under this Plan.

3.4           Progress RRP Participants.  Effective as of January 1, 2014, each individual who was a participant in or, but for the service eligibility requirements, would be a participant in the Progress RRP on December 31, 2013 (each, a “Progress RRP Participant”), shall be eligible to participate in the Plan as of January 1, 2014.  The obligations and rights of the Progress RRP Participants under the Progress RRP shall automatically be extinguished as of January 1, 2014 and shall become obligations and rights under this Plan, as set forth herein.  For purposes of clarity, each Progress RRP Participant shall be entitled to the Progress RRP benefit provided in Section 6.10 and have a Make-Whole Account (with an opening balance of zero dollars ($0.00)) established under the Plan as of January 1, 2014.

3.5  Cinergy Excess Plan Participants.  Effective as of January 1, 2014, each individual who was a participant in the Cinergy Excess Plan on December 31, 2013 (each, a “Cinergy Excess Plan Participant”), shall be eligible to participate in the Plan as of January 1, 2014.  The obligations and rights of the Cinergy Excess Plan Participants under the Cinergy Excess Plan shall automatically be extinguished as of January 1, 2014 and shall become obligations and rights under this Plan, as set forth herein.  For purposes of clarity, each Cinergy Excess Plan Participant who had a cash balance make-whole account and/or supplemental account under the Cinergy Excess Plan shall have a Make-Whole Account and/or Supplemental Account established under the Plan as of January 1, 2014 with an opening balance equal to the balance in the cash balance make-whole account and/or supplemental account respectively under the Cinergy Excess Plan as the close of December 31, 2013.  The categories of Cinergy Excess Plan Participants are listed in Exhibit B.

ARTICLE IV
BENEFITS

4.1           General Rule.  The Plan provides a Make-Whole Benefit and may provide a Supplemental Benefit.  Each Participant shall have a Make-Whole Account (with an opening balance of zero dollars ($0.00) except as otherwise provided), which is a bookkeeping account established under this Plan and shall be eligible for a Make-Whole Benefit. The Committee will determine whether a Participant is to be eligible for a Supplemental Benefit, in which case a “Supplemental Account,” which is a bookkeeping account, shall be established.

4.2           Pay Credits to the Make-Whole Account.  Under the Make-Whole Benefit, for any month that a Participant is eligible to participate in this Plan, the Participant’s Make-Whole Account shall receive a Pay Credit equal to the excess, if any, of (a) the pay credit that would have been provided under the Retirement Cash Balance Plan for the month if the Retirement Cash Balance Plan used the definition of Compensation set forth herein and, to the extent determined by the Committee from time to time, other types of excluded pay were treated as eligible compensation under such Plan; over (b) the pay credit for the month that is actually made to the Participant’s account under the Retirement Cash Balance Plan.  In addition, the Make-Whole Benefit provides a Pay Credit to the Participant’s Make-Whole Account equal to any reduction in a benefit under the Retirement Cash Balance Plan (for purposes of clarity, note that this includes the Progress Qualified Retirement Plan) resulting from the limitations imposed by Section 415 of the Code.  Where an opening account balance under the Retirement Cash Balance Plan has been established for a Participant, the Committee, in its sole discretion, may establish an opening balance for the Participant’s Make-Whole Account that is designed to provide a transition benefit comparable to the benefit provided through the Retirement Cash Balance Plan opening account balance, but without regard to the limitations imposed by Sections 401(a)(17) or 415 of the Code.  If the value of the benefit which a vested Participant had accrued under the Supplemental Retirement Plan as of December 31, 1996, is greater than the value of the Participant’s Make-Whole Account on the date the Participant retires, such higher value shall apply.

4.3           Supplemental Credits.  A Participant’s Supplemental Account shall receive such Supplemental Credits, in such amounts and at such times, as the Committee, in its sole discretion, may determine.  Supplemental Credits may include, but are not limited to, an opening account balance or a one-time credit in recognition of the December 31, 1998, discontinuance of supplemental pay credits. Notwithstanding Sections 4.3 and 4.4 to the contrary, the Minimum Benefit feature of Section 4.3(e) of the Plan, as in effect prior to January 1, 1999, is preserved herein and incorporated by reference.

4.4           Interest Credits.  An Interest Credit will be added to a Participant’s Make-Whole Account and to a Participant’s Supplemental Account as of the end of each calendar month ending prior to the month in which the respective account is fully distributed or forfeited. The amount of the Interest Credit for a month will equal the balance of the respective account as of the end of the prior month (after adding any Pay Credit, Supplemental Credit and Interest Credit for the prior month and subtracting any payment or forfeiture for the prior month) multiplied by the Interest Factor for the month. Notwithstanding the foregoing, and for purposes of Part I only, Interest Credits to the Supplemental Account of a Participant whose employment with the Company terminates before attaining the earliest retirement age under the Retirement Cash Balance Plan will be suspended beginning with the month during which employment terminates and will not resume until the month following the month during which payment of the Supplemental Benefit commences.

ARTICLE V
VESTING

5.1           General Rule.  Unless the Committee provides otherwise for a particular Participant at the time the Participant initially becomes eligible to participate in the Plan or at the time of an award of a particular Supplemental Credit (and any Interest Credits thereto), a Participant will become fully vested in the Participant’s Make-Whole Account, and the Participant’s Supplemental Account, if any, when (i) the Participant becomes vested under the Retirement Cash Balance Plan, or (ii) the Participant’s employment with the Company terminates on account of the Participant’s death or the Participant having become “Disabled”, as defined in the Retirement Cash Balance Plan.  If a Participant’s employment with the Company terminates and the Participant is not fully vested, the unvested portion of the Participant’s Make-Whole Account and of the Participant’s Supplemental Account, if any, shall be immediately forfeited and no benefit under the Plan shall be paid with respect thereto.  Notwithstanding the foregoing, a Progress Nonqualified Plan Participant shall become vested in, and entitled to a benefit under, the Plan after completing: (a) 10 years of Service (as defined in Exhibit A) and (b) three years of employment at the level of “Senior Vice President and above,” which shall include (I) for periods prior to July 2, 2012, employment with Progress Energy, Inc. and its affiliates at the Senior Vice President and above level, and (II) for periods after July 2, 2012, any employment with the Company.  Notwithstanding the foregoing, a Progress RRP Participant shall be subject to the following with respect to the Progress RRP Participant’s Progress RRP benefit:

(a)           Any Progress RRP Participant who terminates employment with the Affiliated Group without being 100% vested under the Progress Qualified Retirement Plan shall not be eligible to receive any benefits under Section 6.10 and shall forfeit his Progress RRP benefit.

(b)           Notwithstanding any other provision of the Plan, no Progress RRP benefit shall be payable under Section 6.10 with respect to a Progress RRP Participant whose employment with the Affiliated Group is terminated for Cause.  As used herein, the term "Cause" shall be limited to (a) action involving willful malfeasance having a material adverse effect on a member of the Affiliated Group, (b) substantial and continuing willful refusal to perform the duties ordinarily performed by an employee in the same position and having similar duties, (c) being convicted of a felony, or (d) willful failure to comply with an applicable Code of Conduct or other Policy or Procedure of a member of the Affiliated Group.

Each Cinergy Excess Plan Participant who participated in the Cinergy Corp. Executive Life Insurance Program and was an employee of the Company on December 31, 2008 and thereby became entitled to a Supplemental Credit to his Supplemental Account shall come vested in such Supplemental Credit to his Supplemental Account only if he attains age 50 and has at least five years of service under the Retirement Cash Balance Plan prior to his Separation from Service.  If a Cinergy Excess Plan Participant's employment with the Company terminates and he is not fully vested, the unvested portion of his benefit shall be immediately forfeited and no benefit under the Plan shall be paid with respect thereto.

5.2           Prior Supplemental Credits.  Notwithstanding the foregoing, any one-time Supplemental Credit to a Participant’s Supplemental Account that is made in recognition of the December 31, 1998 discontinuance of supplemental pay credit, and any Interest Credits thereon, shall not vest, and shall be forfeited if the Participant’s employment with the Company terminates before January 1, 2004, unless such employment termination is on account of the Participant’s retirement under the Retirement Cash Balance Plan, death, or the Participant having become “Disabled,” as defined in the Retirement Cash Balance Plan, or unless such employment termination is by the Company other than for “cause”. The Company shall have “cause” to terminate the Participant’s employment upon (a) the willful and continued failure by the Participant to substantially perform his employment duties (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) after demand for substantial performance is delivered by the Company, specifically identifying the manner in which the Company believes the Participant has not substantially performed his duties, or (b) the willful engaging by the Participant in misconduct which is materially injurious to the Company, monetarily or otherwise. For purposes of this Section, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

5.3           Change in Control.  In the event of a Change in Control, all Participant accounts under the Plan shall become fully and immediately vested and non-forfeitable and shall thereafter be maintained and paid in accordance with the terms of this Plan.

ARTICLE VI
PAYMENT OF BENEFITS

6.1(a)      Timing of Payments Under Part I.   Except as provided in Section 6.11, for purposes of Part I of the Plan, a Participant whose Company employment terminates prior to the Participant’s earliest retirement age under the Retirement Cash Balance Plan will receive, or will begin to receive, payment of his vested Make-Whole Account and his vested Supplemental Account, if any, as soon as administratively feasible following the month in which the Participant attains age 55.  A Participant whose Company employment terminates after the Participant’s earliest retirement age under the Retirement Cash Balance Plan will receive, or will begin to receive, payment of his vested Make-Whole Account and his vested Supplemental Account, if any, as soon as administratively feasible following the month in which the Participant’s employment terminates.  Any other Participant whose Company employment terminates and whose Make-Whole Account and Supplemental Account, if any, have a combined balance, as of the last day of the month during which employment terminated, of less than $25,000, will receive payment of his vested Make-Whole Account and his vested Supplemental Account, if any, in a single sum, as soon as administratively feasible following the month in which the Participant’s employment with the Company terminates.

6.1(b)      Timing of Payments Under Part II.   Except as otherwise provided in Sections 6.9, 6.10, and 6.11, for purposes of Part II of the Plan, and subject to Section 6.5, each Participant will receive, or will begin to receive, payment of his vested Make-Whole Account and his vested Supplemental Account, if any, within 60 days after Separation from Service.

6.2(a)(1)  Election of Form of Benefit Under Part I.  Except as otherwise provided in Section 6.11, with respect to Part I of the Plan, each Participant has been provided the opportunity to elect from among the forms of benefit payment specified in Section 6.2(b)(1) the manner in which such Participant’s vested Make-Whole Account and his vested Supplemental Account, if any, shall be paid. A Participant may change his form of benefit payment election under Part I of the Plan at any time, and from time to time, by completing such form as the Committee provides and filing the completed form with the Committee. No such change shall become effective unless and until the Participant has continued in employment with the Company for at least one year from the date on which the Committee receives notification of the change.

6.2(a)(2)  Election of Form of Benefit Under Part II.   With respect to Part II of the Plan, no later than December 31, 2008 (or such earlier date set by the Committee), each Participant elected from among the forms of benefit payment specified in Section 6.2(b)(2) the manner in which such Participant’s vested Make-Whole Account and his vested Supplemental Account, if any, shall be paid. The election described in this Section 6.2(a)(2) was subject to such terms and conditions as the Committee specified in its sole discretion and consistent with the terms of Notice 2007-86 and the applicable proposed and final Treasury Regulations issued under Section 409A of the Code.  To the extent that a Participant did not designate the manner in which such Participant’s vested Make-Whole Account and his vested Supplemental Account, if any, shall be paid as provided in this Section 6.2(a)(2) (or such designation does not comply with the terms of Part II of the Plan), such accounts shall be paid in a single lump sum. Notwithstanding anything contained in the Plan to the contrary, except Section 6.2(d) or Sections 6.9, 6.10, and 6.11, or any other plan, policy, practice or program, contract or agreement with the Company or the Affiliated Group (unless otherwise specifically provided therein in a specific reference to this Plan), a Participant who becomes eligible to participate in the Plan (including the Cinergy Excess Plan as defined in Section 6.11) after December 31, 2008 shall have no right to choose a form of payment for his accounts, and, instead, his vested Make-Whole Account and his vested Supplemental Account, if any, shall be paid in a single lump sum.

6.2(b)(1)  Forms of Benefit Under Part I.   Except as otherwise provided in Section 6.11, the forms of benefit payment available under Part I of the Plan are:

(A)         single lump sum payment;
(B)         monthly payments for three years;
(C)         monthly payments for ten years; and
(D)         monthly payments for fifteen years.

At such time as benefits under the Plan become payable with respect to a Participant, such benefits shall be paid in accordance with the benefit payment form then in effect unless otherwise expressly provided by the Plan.

6.2(b)(2)  Forms of Benefit Under Part II.   Except as otherwise provided in Sections 6.9, 6.10, and 6.11, the forms of benefit payment available under Part II of the Plan are:

(A)         single lump sum payment;
(B)         monthly payments for two to ten years; and
(C)         monthly payments for fifteen years.

At such time as benefits under the Plan become payable with respect to a Participant, such benefits shall be paid in accordance with the benefit payment form then in effect unless otherwise expressly provided by the Plan.

6.2(c)      Calculation of Installment Payments.  In the event of monthly installment payments, the amount of the payment for a particular month shall be calculated as follows:

Monthly amount	=	V N
where
N		represents the number of months remaining in the payment term and
V

represents the sum of the balance of the Participant’s Make-Whole Account and the balance of the Participant’s Supplemental Account, if any, determined as of the end of the prior month after adding any Pay Credits, Supplemental Credits and Interest Credits for the prior month and subtracting any payment or forfeiture for the prior month.

6.2(d)      Forms of Benefit – Supplemental Account.  Notwithstanding any other provision of the Plan, prior to making a Supplemental Credit (including a Supplemental Credit under Section 6.11), the Committee may provide that the portion of the Participant’s vested Supplemental Account that is attributable to such Supplemental Credit shall be distributed in any benefit payment form specified in advance by the Committee.

6.3           Payments in Cash.  Any benefit payment due under the Plan shall be paid in cash.

6.4           Financial Hardship.  Upon written request by a Participant, the Committee may distribute to a Participant who is receiving a monthly payment form of distribution, such amount of the remaining balance of the Participant’s vested Make-Whole Account and vested Supplemental Account, if any, which the Committee determines is necessary to provide for a financial hardship suffered by the Participant. For purposes of Part I of the Plan, the term “financial hardship” shall mean a severe financial hardship as determined under federal income tax law, regulations and rulings which are applicable to non-qualified deferred compensation plans. For purposes of Part II of the Plan, the term “financial hardship” shall mean an “unforeseeable emergency” as defined under Section 409A of the Code. Payment shall be made within 60 days following the determination that a withdrawal shall be permitted under this Section, or such later date as may be required under Section 6.5.

6.5           Mandatory Six-Month Delay Under Part II.  Except as otherwise provided in Sections 6.6(a) and (b), and to the extent required under Section 409A of the Code, with respect to any Participant who is a Specified Employee as of his Separation from Service, except as provided below, the payment of benefits from Part II of the Plan that are otherwise payable pursuant to the Participant’s Separation from Service shall commence within 60 days after the first business day of the seventh month following such Separation from Service (or if earlier, upon the Participant’s death).  All annuity amounts that would otherwise be paid under Sections 6.9 or 6.10 during the first six months following the Separation for Service shall instead be accumulated through and paid on the first business day of the seventh month following the Separation from Service.  All annuity payments payable under Part II as described in Section 6.11 that are otherwise payable pursuant to, and during the six-month period commencing upon, a Cinergy Excess Plan Participant’s Separation from Service, shall be accumulated (along with interest determined utilizing the Interest Factor) and shall be paid within 60 days after the first business day of the seventh month following such Separation from Service (or if earlier, upon the Cinergy Excess Plan Participant's death).  If the Progress Nonqualified Plan Participant under Section 6.9 or the Progress RRP Participant under Section 6.10 dies following Separation from Service but prior to the commencement of payments, then, (i) in the case of benefits payable pursuant to Section 6.9(b) or 6.10, the Participant’s surviving Eligible Spouse, if any, or Beneficiary, if applicable, shall be entitled to receive the same death benefit as if the Participant had commenced receiving benefit payments as of the first day of the month prior to his death, and (ii) in the case of benefits payable pursuant to Section 6.9(c), the Progress Nonqualified Plan Participant’s surviving Eligible Spouse, if any, shall be eligible for the surviving spouse benefit set forth therein.

6.6           Discretionary Acceleration of Payment.  The Committee may, in its sole discretion, accelerate the time or schedule of a payment under Part II of the Plan to a time or form otherwise permitted under Section 409A of the Code in accordance with the requirements, restrictions and limitations of Treasury Regulation Section 1.409A-3(j) (e.g., relating to domestic relations orders, employment taxes, conflict of interests, income inclusion under Section 409A of the Code, state, local or foreign taxes, offsets, bona fide disputes and small accounts); provided that in no event may a payment be accelerated following a Specified Employee's Separation from Service to a date that is prior to the first business day of the seventh month following this Participant's Separation from Service (or if earlier, upon the Participant's death) unless specifically permitted under Section 409A of the Code) (e.g., relating to domestic relations orders, employment taxes and conflict of interests).  Except as otherwise specifically provided in Part II of this Plan, the Committee may not accelerate the time or schedule of any payment or amount scheduled to be paid under the Plan within the meaning of Section 409A of the Code.

6.7           Discretionary Delay of Payments.  The Committee may, in its sole discretion, delay the time or form of payment under Part II of the Plan to a time or form otherwise permitted under Section 409A of the Code in accordance with the requirements, restrictions and limitations of Treasury Regulation Section 1.409A-2(b)(7) (e.g.,  relating to compliance with Section 162(m) of the Code, federal securities laws or other applicable laws); provided that the Committee treats all payments to similarly situated Participants on a reasonably consistent basis.

6.8           Actual Date of Payment.  If calculation of the amount of the payment under Part II of the Plan is not administratively practicable due to events beyond the control of the Participant (or Beneficiary), the payment will be treated as made upon the date specified under Part II of the Plan if the payment is made during the first calendar year in which the calculation of the amount of the payment is administratively practicable. Notwithstanding the foregoing, payment must be made no later than the latest possible date permitted under Section 409A of the Code. Moreover, notwithstanding any other provision of this Plan to the contrary except Section 6.5, and to the extent permitted by Section 409A of the Code, a payment will be treated as made upon the date specified under Part II of the Plan if the payment is made as close as administratively practicable to the relevant payment date specified herein, and in any event within the same calendar year.

6.9           Progress Nonqualified Plan Participants.  Notwithstanding anything contained in this Plan to the contrary, the amount of benefit and payment terms for a Progress Nonqualified Plan Participant shall be determined in accordance with the provisions of this Section 6.9. For purposes of clarity, (i) this Section 6.9 reflects the obligations and rights assumed from the Progress Nonqualified Plan with respect to the Progress Nonqualified Plan Participants and (ii) the Progress Nonqualified Plan Participants shall have no further rights under the Progress Nonqualified Plan.

(a)           Calculation of Progress Nonqualified Plan Participant Benefit.  A Progress Nonqualified Plan Participant’s benefit from the Plan shall equal the greater of (i) or (ii), where (i) and (ii) are as follows:

(i)            The amount in this Section 6.9(a)(i) is the sum of the Frozen Progress Nonqualified Plan Benefit (as defined in Exhibit A) and ECBP Benefit for Progress Nonqualified Plan Participant (as defined in Exhibit A).

(ii)           The amount in this Section 6.9(a)(ii) is the Minimum Progress Nonqualified Plan Benefit (as defined in Exhibit A).

(b)           General Payment Terms.  Except as otherwise provided in Sections 6.9(c), (d) or (e), the Progress Nonqualified Plan Participant’s benefit shall be paid in the form of (i) if the Progress Nonqualified Plan Participant does not have an Eligible Spouse on the date payments under this Plan commence, a Single Life Annuity, commencing within 60 days after the first day of the calendar month next following the Progress Nonqualified Plan Participant’s Separation from Service, and ending with a payment for the month in which the Progress Nonqualified Plan Participant’s death occurs; provided that the monthly installments shall be guaranteed for 120 monthly payments with any such guaranteed payments remaining at such Progress Nonqualified Plan Participant’s death payable to his Beneficiary or, (ii) if the Progress Nonqualified Plan Participant has an Eligible Spouse on the date payments under this Plan commence, then a 50% Qualified Joint and Survivor Annuity for the life of the Progress Nonqualified Plan Participant, and after the Progress Nonqualified Plan Participant’s death, for the life of the surviving Eligible Spouse, if any.

(c)           Deferred Vested Benefits.  If a Progress Nonqualified Plan Participant incurs a Separation from Service after completing 10 or more years of Service and before being eligible for a normal or early retirement benefit under Paragraph 1 or 2 of Exhibit A, then except as provided in Section 6.9(e), the Progress Nonqualified Plan Participant’s benefit under Section 6.9(a) shall be paid in monthly installments, commencing on the first day of the calendar month coinciding with or next following the Progress Nonqualified Plan Participant’s 65th birthday and ending with a payment for the month in which the Progress Nonqualified Plan Participant’s death occurs; provided that, if the Progress Nonqualified Plan Participant is receiving, or dies after attaining age 55 while entitled to receive, the deferred vested benefit, then the Progress Nonqualified Plan Participant’s Eligible Spouse (if any) shall be entitled to an amount equal to 50% of the deferred vested benefit the deceased Progress Nonqualified Plan Participant was receiving immediately prior to his death (or would have been entitled to receive if the Progress Nonqualified Plan Participant had survived until his 65th birthday), which amount shall be payable to the Eligible Spouse in monthly installments commencing in the month following the Progress Nonqualified Plan Participant’s death and ending with a payment for the month in which the Eligible Spouse’s death occurs.

(d)           Pre-Retirement Death Benefits.  If a Progress Nonqualified Plan Participant dies while in the employ of the Company after completing 10 or more years of Service, the Progress Nonqualified Plan Participant’s Eligible Spouse shall be eligible for an annuity in an amount equal to the standard benefit or, if greater, alternative benefit (as specified below) commencing, except as provided in Section 6.5, in the month following the Progress Nonqualified Plan Participant’s death and shall continue thereafter ending with a payment for the month in which the Eligible Spouse’s death occurs. The standard benefit shall be an amount equal to the greater of (i) or (ii), where

(i)            is the sum of (A) and (B), where (A) is the excess, if any, of (I) forty percent (40%) of the Target Pre-Retirement Death Benefit (as defined in Exhibit A) over (II) the Spouse’s Pension (as defined in Exhibit A), each determined as if the Progress Nonqualified Plan Participant died as of July 2, 2012, and (B) the benefit under Section 7.1 with the Eligible Spouse as Beneficiary (i.e., the sum of the balance in the Progress Nonqualified Plan Participant’s Make-Whole Benefit Account and Supplemental Benefit Account) determined as of the Progress Nonqualified Plan Participant’s actual date of death, actuarially adjusted using the actuarial assumptions specified in the definition of ECBP Benefit for Progress Nonqualified Plan Participant in Paragraph 4 of Exhibit A to an annuity payable for the life of the Eligible Spouse, and

(ii)           is the excess, if any between (I) forty percent (40%) of the Target Pre-Retirement Death Benefit (as defined in Exhibit A) over (II) the Spouse’s Pension (as defined in Exhibit A), each determined as of the Progress Nonqualified Plan Participant’s actual date of death.

The alternative benefit shall be available to a surviving Eligible Spouse of the Progress Nonqualified Plan Participant who dies while in the employ of the Company after attaining age 55 with 15 years of Service and shall be equal to 50% of the benefit the Progress Nonqualified Plan Participant would have been entitled to receive under Section 6.9(a) calculated as if the Progress Nonqualified Plan Participant had a Separation from Service immediately prior to his death.

(e)           Definitions.  See Article II and Exhibit A.

6.10         Progress RRP Participants.  Notwithstanding anything contained in this Plan to the contrary, the amount of benefit and payment terms for a Progress RRP Participant with respect to the Progress RRP benefit shall be determined in accordance with the provisions of this Section 6.10.  The benefit of a Progress RRP Participant under the Plan shall consist of the sum of (a) the Progress RRP benefit under this Section 6.10 and (b) the Make-Whole Benefit under Section 4.1 for periods on and after January 1, 2014.  For purposes of clarity, (i) this Section 6.10 reflects the obligations and rights assumed from the Progress RRP with respect to the Progress RRP Participants and (ii) the Progress RRP Participants shall have no further rights under the Progress RRP.

(a)           Calculation of Progress RRP Benefit.  A Progress RRP Participant’s benefit under this Section 6.10 shall mean, as of any determination date, the excess of (i) a Participant's accrued benefit calculated under the Progress Qualified Retirement Plan as of December 31, 2013 (A) assuming a Participant's compensation under the Progress Qualified Retirement Plan includes Deferrals of a Participant and (B) without regard to the Compensation and Benefit Limitations, over (ii) a Participant's accrued benefit calculated under the Progress Qualified Retirement Plan as of December 31, 2013.  For this purpose, a Participant's accrued benefit shall be calculated in the form of a single life annuity for a Participant who does not have a Spouse and in the form of a 50% qualified joint and survivor annuity for a Participant who has a Spouse, with such calculation performed without regard to any other form of benefit elected by a Participant under the Progress Qualified Retirement Plan.  The Progress RRP benefit is determined for non-bargaining employees of Progress Energy Florida, Inc. and corporate employees of Progress Fuels Corporation solely with respect to employment on or after January 1, 2002 through December 31, 2013.

(b)           General Payment Terms.  Subject to the forfeiture provisions of Section 5.1, lump sum payment provisions of Section 6.10(d), and Section 6.5, a Participant who becomes eligible for the payment of a Progress RRP benefit shall be entitled to monthly benefit payments commencing within sixty days after Separation from Service.  The monthly payment shall be in the form of a single life annuity if the Participant has no Spouse and in the form of a 50% joint and survivor annuity if the Participant has a Spouse, with the Spouse (determined at the Separation from Service) entitled to any survivor benefit upon the death of the Participant.

(c)           Pre-Retirement Death Benefit.  Subject to the provisions of Section 6.10(d), if a surviving Spouse of a deceased Participant is eligible for a pre-retirement death benefit or death benefit under the Progress Qualified Retirement Plan, then upon such Participant's death, such Spouse shall be entitled to a monthly benefit payment under the Plan equal to the amount, if any, by which (i) exceeds (ii) each month, where (i) is the Spouse's monthly death benefit that would be payable in accordance with the provisions of the Progress Qualified Retirement Plan with respect to the Participant's accrued benefit calculated under the Progress Qualified Retirement Plan as of December 31, 2013 as if (A) the Participant's Compensation under the Progress Qualified Retirement Plan included Deferrals and (B) the Compensation and Benefit Limitations did not apply, and (ii) is the monthly death benefit payable under the Progress Qualified Retirement Plan with respect to the Participant's accrued benefit calculated under the Progress Qualified Retirement Plan as of December 31, 2013, and assuming for purposes of clauses (i) and (ii) that the Spouse elected  a monthly annuity as a death benefit under the Progress Qualified Retirement Plan commencing on the same date as the preretirement death benefit is payable to the Spouse under this Section 6.10(c).  The pre-retirement death benefit under this Plan shall commence within sixty days of the first day of the month following the Participant's death, and shall continue on the first day of each month thereafter for the life of the Spouse.

(d)           Lump Sum Payments.  The Committee shall provide for the payment under the Plan of a cash lump sum amount in lieu of the annuity otherwise payable under Sections 6.10(b) or (c), if the annuity amount to be paid is less than $500 per month.  For a Participant (or spouse) whose benefit under the Progress Qualified Retirement Plan is based upon the Participant's cash balance account, the lump sum shall be equal to what the Progress RRP benefit would be if "Cash Balance Account" were substituted for "accrued benefit" in Section 6.10(a) and the Progress RRP benefit referred to a lump sum dollar amount.  For a Participant (or Spouse) whose benefit under the Progress Qualified Retirement Plan is based on the final average pay formula pension, the lump sum shall be equal to the Actuarial Value of the annuity payments that would otherwise be made to the Participant (or Spouse) under Sections 6.10(b) or (c), as the case may be.  Notwithstanding the foregoing, no lump sum payment shall be made under this Section 6.10(d) unless (i) the payment accompanies the termination of the entirety of the Participant's interest under this Section 6.10; (ii) the payment is made on or before the later of (A) December 31 of the calendar year in which the Termination of the Participant occurs, or (B) the date that is 2 1/2 months after the Separation from Service; and (iii) the payment is not greater than $75,000.

(e)           Definitions.  For purposes of this Section 6.10:

(i)            “Actuarial Value” shall mean the applicable mortality table as in effect from time to time as defined in Section 417(e) of the Code and the applicable interest rate as defined in Section 417(e) of the Code for the month of August prior to the beginning of the Plan Year during which the Separation from Service (or date of death) occurs.

(ii)           "Compensation and Benefit Limitations" shall mean (a) the limitation on compensation under Section 401(a)(17) of the Code and (b) any limits on benefits that are necessary for compliance with Section 415 of the Code.

(iii)          "Deferrals" shall mean a Participant's deferrals of compensation under the Progress Energy, Inc. Amended and Restated Management Deferred Compensation Plan or Duke Energy Corporation Executive Savings Plan or any successor plan to the extent not utilized in calculating a Participant's accrued benefit under the Progress Qualified Retirement Plan.

(iv)          “Progress Qualified Retirement Plan” shall have the meaning provided in Exhibit A.

(v)           "Spouse" shall mean the spouse of a Participant as would be determined at the applicable time under the definition of Spouse in the Progress Qualified Retirement Plan (or any successor provisions).

6.11         Cinergy Excess Plan Participants.  Notwithstanding anything contained in this Plan to the contrary, the amount of benefit and payment terms for a Cinergy Excess Plan Participant shall be determined in accordance with the provisions of this Section 6.11.  The benefit of a Cinergy Excess Plan Participant under the Plan shall consist of (a) the Cinergy Excess Plan benefit under this Section 6.11 and (b) the Make-Whole Benefit and Supplemental Account benefit under Sections 4.1 and 4.3, if any.  For purposes of clarity, (i) this Section 6.11 reflects the obligations and rights assumed from the Cinergy Excess Plan with respect to the Cinergy Excess Plan Participants and (ii) the Cinergy Excess Plan Participants shall have no further rights under the Cinergy Excess Plan.

(a)           Calculation of Cinergy Excess Plan Benefit.  A Cinergy Excess Plan Participant’s benefit shall, as applicable, include the following:

(i)            Cinergy Excess Plan Part I Benefit.  For a Cinergy Excess Plan Participant who is eligible for a Cinergy Excess Plan Part I benefit, the benefit shall be determined under the Cinergy Excess Plan as in effect prior to January 1, 2005, except that (i) the update to actuarial factors to reflect more recent mortality and interest rate experience as provided in paragraphs (a) and (b) of Section 2 of the Sixth Amendment to the Cinergy Corp.  Non-Union Employees’ Pension Plan (the “Cinergy Non-Union Plan”) shall apply and (ii) a 3.8% interest crediting floor under the investor and cash balance programs shall apply.

(ii)           Traditional Program Benefit.  A Cinergy Excess Plan Participant who had participated in the traditional (final average pay) program of the Cinergy Non-Union Pension, but not the cash balance program of the Cinergy Non-Union Plan or Retirement Cash Balance Plan shall be entitled to a monthly benefit as provided by the Cinergy Excess Pension Plan as in effect prior to December 31, 2013.

(iii)          Part A Choice Benefit.  A Cinergy Excess Plan Participant who is treated as a “choice participant” under the Retirement Cash Balance Plan (e.g., he elected to start participating in the cash balance program effective on April 1, 2007) shall be entitled to a monthly benefit with respect to the eligible Cinergy Excess Plan Participant’s Part A benefit under the Retirement Cash Balance Plan that is equal to the excess, if any, of his Unrestricted Benefit over his Maximum Benefit, as defined below, determined as of the date this Cinergy Excess Plan benefit is to commence:

(A)           "Maximum Benefit" means, for this purpose, the monthly equivalent of the Part A benefit to which the Cinergy Excess Plan Participant is entitled under the Retirement Cash Balance Plan after applying Sections 401(a)(17) and 415 of the Code.

(B)           "Unrestricted Benefit" means, for this purpose, the monthly equivalent of the Part A benefit to which the Cinergy Excess Plan Participant would be entitled under the Retirement Cash Balance Plan, if that benefit had been determined without regard to the limitations imposed on qualified retirement plan benefits under Sections 401(a)(17) and 415 of the Code.

(iv)          Part A Automatic Benefit.  A Cinergy Excess Plan Participant who is treated as an “automatic conversion participant” under the Retirement Cash Balance Plan (i.e., he was automatically converted to the cash balance program effective on January 1, 2011) shall be eligible for a Part A automatic benefit determined in the same manner as the Part A choice benefit described above, but only with respect to the eligible Cinergy Excess Plan Participant’s Part A automatic benefit under the Retirement Cash Balance Plan.

(v)           Cinergy Transition Benefit.  For those Cinergy Excess Plan Participants who were hired prior to 2003 and elected to move from the traditional program to the investor program or balanced program (as defined in the Cinergy Non-Union Plan) on January 1, 2003 (or later applicable rehire or transfer date), the Retirement Cash Balance Plan provides that the annual pension shall be no less than the sum of the Cinergy Excess Plan Participant's prior conversion pension and the annual pension if the Cinergy Excess Plan Participant had no accrued benefit other than his cash balance account and had no amount credited to the cash balance account as an opening balance.  If, upon Separation from Service, the rule described in the immediately preceding sentence is applicable to the Cinergy Excess Plan Participant, determined as if the Cinergy Excess Plan Participant elected to receive his Cinergy Excess Plan benefit in the form of a single life annuity upon his Separation from Service, the Cinergy Excess Plan Participant shall receive upon his Separation from Service, the actuarial equivalent (as defined in the Retirement Cash Balance Plan) present value (i.e., single lump sum) of the additional benefit (if any) that would have been provided through this rule, had the Cinergy Excess Plan benefit under this rule been determined without regard to the limitations imposed by Sections 401(a)(17) or 415 of the Code, which single lump sum shall be paid within 60 days after his Separation from Service, or such later date required by Section 6.5.

(vi)          Special Rule for Payments Under the Commercial Unit Annual Plan.  Effective with respect to amounts received on or after January 1, 2004, under the Energy Merchant Business Unit Annual Incentive Plan, which is also known as the Cinergy Corp. Commercial Business Unit Annual Incentive Plan, Duke Energy Generation Services Annual Short-Term Incentive Discretionary Pool Plan, Commercial Asset Management Discretionary Pool Plan, Regulated Portfolio Optimization & Fuels Discretionary Incentive Pool Plan, and Wholesale Origination and Structuring Discretionary Incentive Pool Plan, or any successor plan (collectively a "Commercial Unit Plan"), the amount of the cash award taken into account for a Plan Year shall not exceed the Cinergy Excess Plan Participant's rate of annual base salary or base wage, as applicable, as of the last day of the performance period for which the award is calculated.  For purposes of clarity, any amount payable under the Commercial Unit Plan or any other annual incentive plan maintained by the Commercial Business Unit that is automatically deferred until a subsequent Plan Year shall not be considered as part of the Cinergy Excess Plan Participant's annual performance cash award.

(vii)         Mid-Career Benefit.  The one individual (the “Legacy Mid-Career Participant”) who, as of December 31, 2008, was an employee of Cinergy Corp., participated in the Cinergy Corp. Supplemental Executive Retirement Plan and had not commenced payment thereunder, shall be eligible for a Cinergy Excess Plan Mid-Career Benefit calculated in the same manner as such benefit would have been calculated under the Mid-Career Benefit of the Cinergy Corp. Supplemental Executive Retirement Plan as in effect immediately prior December 31, 2008.

(b)  Payment of Cinergy Excess Plan Benefit.  A Cinergy Excess Plan Participant’s benefit shall be paid as follows:

(i)            Timing of Payments.

(A)           Part I.  For purposes of Cinergy Excess Plan Part I, the payment of a Cinergy Excess Plan Participant's benefit will begin as of the same date his traditional program or Part A benefits under the Retirement Cash Balance Plan begin.  Notwithstanding the foregoing, where the actuarial equivalent present value of a Cinergy Excess Plan Participant's Part I benefit payable does not exceed $5,000, the Committee or its designee shall pay the actuarial equivalent of the benefit in a single lump sum.

(B)           Part II.  For purposes of Cinergy Excess Plan Part II, and subject to Section 6.5, a Cinergy Excess Plan Participant who incurs a Separation from Service on or after December 31, 2008 will receive, or will begin to receive, payment of his Cinergy Excess Plan Make-Whole Account, Supplemental Account, vested traditional program benefit, Part A choice benefit, Part A automatic benefit, and Cinergy transition benefit, if and as applicable, within 60 days following the commencement date elected by the Cinergy Excess Plan Participant prior to 2009, and if the Cinergy Excess Plan Participant was not provided with the opportunity to make such an election or did not effectively make such an election, in accordance with the default timing rules provided under the Cinergy Excess Plan in effect prior to December 31, 2013.

(ii)           Election of Form of Benefit.  At such time as Cinergy Excess Plan benefits become payable with respect to a Cinergy Excess Plan Participant, such Cinergy Excess Plan benefits shall be paid in accordance with the benefit payment form then in effect unless otherwise expressly provided by the Plan.

(A)           Part I.  For purposes of Cinergy Excess Plan Part I, the payment of a Cinergy Excess Plan Participant's benefit will be paid in the same form in which the Cinergy Excess Plan Participant elects to receive his pension under the Retirement Cash Balance Plan.

(B)           Part II.

(I)            Participant Elections.  With respect to Cinergy Excess Plan Part II, no later than December 31, 2008 (or such earlier date set by the Committee), each Employee who was then a Cinergy Excess Plan Participant was provided an election from among the available forms of benefit regarding the manner in which such Cinergy Excess Plan Participant's vested traditional program benefit, Part A choice benefit, Make-Whole Account, and Supplemental Account (but only if such Cinergy Excess Plan Participant then-participated in the cash balance program), if and as applicable, shall be paid.  This election was subject to such terms and conditions as the Committee specified in its sole discretion, consistent with the terms of Notice 2007-86 and the applicable proposed and final Treasury Regulations issued under Section 409A of the Code.

(II)           Default Rules.

(a)           General.  To the extent that a Cinergy Excess Plan Participant was not provided with the opportunity to make an election or did not effectively make such an election before 2009, his Cinergy Excess Plan vested traditional program benefit, Part A choice benefit, Make-Whole Account and Supplemental Account, if and as applicable, shall be paid in accordance with default rules provided under the Cinergy Excess Plan in effect prior to December 31, 2013.

(b)           Supplemental Account.  For purposes of clarity, each Cinergy Excess Plan Participant’s Supplemental Account, if any, shall be paid:  (A) in the same form as his Make-Whole Account, if any, and (B) in the form of a single lump sum if he does not have a Make-Whole Account.

(III)          Benefits that Commence Prior to 2009.  Cinergy Excess Plan benefits that commenced to be paid to a Cinergy Excess Plan Participant prior to 2009 shall continue to be paid after 2008, in accordance with the form of benefit elected, until fully paid out.  If a Cinergy Excess Plan Participant had a Separation from Service prior to 2009 and elected to commence the payment of his benefit under the Cinergy Non-Union Plan prior to 2009, such election shall govern the payment of his Cinergy Excess Plan benefit, which shall be paid at the same time and in the same form as his benefit under the Cinergy Non-Union Plan.

(iii)          Available Forms of Benefit – Part II.  Except as otherwise provided under the Cinergy Excess Plan in effect prior to December 31, 2013, the following forms of benefit are available under Part II.

(A)           Make-Whole Account and Supplemental Account.  With respect to each Cinergy Excess Plan Participant who is provided with an election, the forms of benefit in Section 6.2(b)(2) are available for the Cinergy Excess Plan Participant’s Make-Whole Account and Supplemental Account.

(B)           Traditional Program.  With respect to each Cinergy Excess Plan Participant who is provided with an election, the following forms of benefit are available for the Cinergy Excess Plan Participant’s traditional program benefit, each of which shall be determined pursuant to the payment provisions of the Retirement Cash Balance Plan:  single life annuity, 100% contingent annuitant option, 66-2/3% contingent annuitant option, 50% contingent annuitant option, and ten-year certain and life option.

(C)           Part A Choice Benefit or Part A Non-Choice Benefit.  With respect to each Cinergy Excess Plan Participant who is provided with an election, the same forms of benefit are available for the Cinergy Excess Plan Participant’s Part A Benefit as are described for the traditional program, except as described below.

(I)            If the Cinergy Excess Plan Participant becomes entitled to a Part A choice benefit after 2007 or Part A automatic benefit, his Part A choice benefit or Part A automatic benefit will be payable only in the form of a single lump sum.

(II)           If the Cinergy Excess Plan Participant commences the payment of his Part A choice benefit prior to his attainment of age 50, he shall not be entitled to receive his Part A choice benefit in the form of a 66-2/3% Contingent Annuitant Option or a Ten-Year Certain and Life Option.

(iv)          Legacy Mid-Career Participant.  Subject to provisions of Section 6.11(b) and (c), the Legacy Mid-Career Participant’s entire benefit shall be paid in the form of an annuity, from among the payment options selected by the Legacy Mid-Career Participant, which options shall be the same as those available for a Cinergy Excess Plan traditional program benefit.  Payment of the Legacy Mid-Career Participant’s benefit shall commence as of the first day of the month following the Legacy Mid-Career Participant’s Separation from Service or such later date required by Section 6.5.  In the event that the Legacy Mid-Career Participant dies prior to the commencement of the payment of his benefit, such benefit shall be paid to his spouse, if any, as if such benefit were a Cinergy Excess Plan traditional program benefit under this Section.

(c)           Death Benefits.  For purposes of Cinergy Excess Plan Part I, death benefits shall be provided in accordance with the Cinergy Excess Plan in effect prior to January 1, 2005.  For purposes of Cinergy Excess Plan Part II, the Plan provides the following death benefits:

(I)            Traditional Program Death Benefit.  Upon the death of a Cinergy Excess Plan Participant under the traditional program, if his Spouse is entitled to receive a Spouse's benefit under the Retirement Cash Balance Plan, his Spouse will be entitled to receive an annual benefit that is equal to the amount the Cinergy Excess Plan Participant would have received under the Plan.  Any excess pension benefits payable to a Spouse will be payable in equal monthly installments, each installment being equal to 1/12th of the annual amount as determined pursuant to this Section.  If at the date of his death a Cinergy Excess Plan Participant had reached age 50, the first monthly installment will be payable to the Cinergy Excess Plan Participant's Spouse on the first day of the calendar month coincident with or following the date of the Cinergy Excess Plan Participant's death, if his Spouse is then living.  If at the date of his death the Cinergy Excess Plan Participant had not reached age 50, the first monthly installment will be payable to the Cinergy Excess Plan Participant's Spouse on the first day of the calendar month coincident with or following the date the Cinergy Excess Plan Participant would have reached age 50, had he survived until that date if his Spouse is then living.  In either event, subsequent monthly installments will be payable on the first day of each month and will cease upon the payment of the installment due on the first day of the calendar month in which the Spouse dies.  For purposes of this Section, "Spouse" means, with respect to any Cinergy Excess Plan Participant, the Cinergy Excess Plan Participant's lawfully married Spouse, if any, on the applicable date.

(II)           Part A Death Benefit.  The Part A choice benefit and Part A automatic benefit for a Participant's Spouse in the event of the Cinergy Excess Plan Participant’s death shall be determined in the same manner as the traditional program death benefit, but only with respect to the Cinergy Excess Plan Participant's Part A choice benefit or Part A automatic benefit respectively.

(III)          Make-Whole Account and Supplemental Account Death Benefit.  Upon a Cinergy Excess Plan Participant's death, any remaining balance of a Cinergy Excess Plan Participant's vested Make-Whole Account and vested Supplemental Account shall be paid as provided in Article VII.

ARTICLE VII
DEATH BENEFITS

7.1           Designation of Beneficiary.  Except as otherwise provided in Sections 6.9, 6.10, and 6.11, upon a Participant’s death, any remaining balance of a Participant’s vested Make-Whole Account and vested Supplemental Account shall be paid to the Participant’s Beneficiary as a death benefit. The Committee will provide each Participant with a form to be completed and filed with the Committee whereby the Participant may designate a Beneficiary.

7.2           Failure to Designate a Beneficiary.  If the Participant does not designate a Beneficiary, or if the Beneficiary who is designated should predecease the Participant, the death benefit for a deceased Participant shall be paid to the estate of the Participant, as the Participant’s Beneficiary.

7.3           Death Prior to Commencement of Payment.  Except as otherwise provided in Sections 6.9, 6.10, and 6.11, if a Participant should die while still employed by the Company or otherwise before payment of any Plan benefits has commenced, payments of any death benefit shall be made to the Participant’s Beneficiary in the same benefit payment form elected by the Participant, or otherwise required, under Section 6.2. Notwithstanding the foregoing, with respect to Part I of the Plan only: (i) if the Beneficiary is the estate, then the death benefit shall be paid in a single lump sum, and (ii) if the death benefit is less than $25,000, the death benefit shall be paid to the Participant’s Beneficiary in a single lump sum.

7.4           Death After Commencement of Payment.  Except as otherwise provided in Sections 6.9, 6.10, and 6.11, if a Participant should die after payment of Plan benefits has commenced, payment of any death benefit will be made to the Participant’s Beneficiary as a continuation of the benefit payment form that had been in effect for the Participant. Notwithstanding the foregoing, with respect to Part I of the Plan only, if the Beneficiary is the estate, then the death benefit shall be paid in a single lump sum.

7.5           Death Benefit for Certain Participants.  If an Employee who was an active participant in the Supplemental Security Plan on December 31, 1996, should die while still employed by the Company, the portion of the death benefit attributable to the Employee’s Supplemental Account, determined after taking into account other death benefits attributable to the elimination of the Supplemental Security Plan, shall not be less than the amount determined by multiplying two point five (2.5) times the annualized base rate of pay of the Employee on the date of death.

ARTICLE VIII
AMENDMENT AND TERMINATION

The Committee retains the sole and unilateral right to terminate, amend, modify or supplement this Plan, in whole or in part, at any time. The Committee may delegate the right to amend the Plan, subject to any limitations it may impose, to an officer of the Company. No such action shall adversely affect a Participant’s right to receive amounts then credited to a Participant’s account with respect to events occurring prior to the date of such amendment. Moreover, no such action shall in any way affect a Participant’s accrued benefit or the right to payment thereof under the provisions of Sections 6.9, 6.10, and 6.11 as in effect immediately prior to the amendment. With respect to Part II of the Plan, subject to Section 6.5 hereof, the Committee may, in its sole discretion to the extent permitted in Section 409A of the Code, provide for the acceleration of the time or schedule of a payment under the Plan upon the termination of the Plan. In the event of a Change in Control, the Plan shall become irrevocable and may not be amended or terminated without the written consent of each Plan Participant who may be affected in any way by such amendment or termination either at the time of such action or at any time thereafter. This restriction in the event of a Change in Control shall be determined by reference to the date any amendment or resolution terminating the Plan is actually signed by an authorized party rather than the date such action purports to be effective.

ARTICLE IX
ADMINISTRATION

9.1           Top Hat Plan.  The Company intends for the Plan to be an unfunded “top-hat” plan for a select group of management or highly compensated employees which is exempt from substantially all of the requirements of Title I of ERISA pursuant to Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA. The Company is the Plan sponsor under Section 3(16)(B) of ERISA.

9.2           Plan Administrator.  The Committee shall have the authority to control and manage the operation and administration of the Plan except as otherwise expressly provided in this Plan document. The Committee may designate other persons to carry out fiduciary responsibilities under the Plan. The Committee is the administrator of the Plan within the meaning Section 3(16)(A) of ERISA. As administrator, the Committee has the authority (without limitation as to other authority) to delegate its duties to agents and to make rules and regulations that it believes are necessary or appropriate to carry out the Plan. The Committee has the discretion (i) to interpret and construe the terms and provisions of the Plan (including any rules or regulations adopted under the Plan), (ii) to determine questions of eligibility to participate in the Plan and (iii) to make factual determinations in connection with any of the foregoing. A decision of the Committee with respect to any matter pertaining to the Plan including without limitation the Employees determined to be Participants, the benefits payable, and the construction or interpretation of any provision thereof, shall be conclusive and binding upon all interested persons. Benefits under the Plan shall be paid only if the Committee decides in its discretion that the applicant is entitled to benefits under the Plan.

ARTICLE X
CLAIMS PROCEDURE

10.1         Claim.  A person with an interest in the Plan shall have the right to file a claim for benefits under the Plan and to appeal any denial of a claim for benefits. Any request or application for a Plan benefit or to clarify the claimant’s rights to future benefits under the terms of the Plan shall be considered to be a claim.

10.2         Written Claim.  A claim for benefits will be considered as having been made when submitted in writing by the claimant (or by such claimant’s authorized representative) to the Committee. No particular form is required for the claim, but the written claim must identify the name of the claimant and describe generally the benefit to which the claimant believes he is entitled. The claim may be delivered personally during normal business hours or mailed to the Committee.

10.3         Committee Determination.  The Committee will determine whether, or to what extent, the claim may be allowed or denied under the terms of the Plan. If the claim is wholly or partially denied, the claimant shall be so informed by written notice within 90 days after the day the claim is submitted unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. Such extension may not exceed an additional 90 days from the end of the initial 90-day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the final decision. If notice of denial of a claim (in whole or in part) is not furnished within the initial 90-day period after the claim is submitted (or, if applicable, the extended 90-day period), the claimant shall consider that his claim has been denied just as if he had received actual notice of denial.

10.4         Notice of Determination.  The notice informing the claimant that his claim has been wholly or partially denied shall be written in a manner calculated to be understood by the claimant and shall include: The specific reason(s) for the denial.  Specific reference to pertinent Plan provisions on which the denial is based.  A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary.  Appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review.

10.5         Appeal.  If the claim is wholly or partially denied, the claimant (or his authorized representative) may file an appeal of the denied claim with the Committee requesting that the claim be reviewed. The Committee shall conduct a full and fair review of each appealed claim and its denial. Unless the Committee notifies the claimant that due to the nature of the benefit and other attendant circumstances he is entitled to a greater period of time within which to submit his request for review of a denied claim, the claimant shall have 60 days after he (or his authorized representative) receives written notice of denial of his claim within which such request must be submitted to the Committee.

10.6         Request for Review.  The request for review of a denied claim must be made in writing. In connection with making such request, the claimant or his authorized representative may: Review pertinent documents.  Submit issues and comments in writing.

10.7         Determination of Appeal.  The decision of the Committee regarding the appeal shall be promptly given to the claimant in writing and shall normally be given no later than 60 days following the receipt of the request for review. However, if special circumstances (for example, if the Committee decides to hold a hearing on the appeal) require a further extension of time for processing, the decision shall be rendered as soon as possible, but no later than 120 days after receipt of the request for review. However, if the Committee holds regularly scheduled meetings at least quarterly, a decision on review shall be made by no later than the date of the meeting which immediately follows the Plan’s receipt of a request for review, unless the request is filed within 30 days preceding the date of such meeting. In such case, a decision may be made by no later than the date of the second meeting following the Plan’s receipt of the request for review. If special circumstances (for example, if the Committee decides to hold a hearing on the appeal) require a further extension of time for processing, the decision shall be rendered as soon as possible, but no later than the third meeting following the Plan’s receipt of the request for review. If special circumstances require that the decision will be made beyond the initial time for furnishing the decision, written notice of the extension shall be furnished to the claimant (or his authorized representative) prior to the commencement of the extension. The decision on review shall be in writing and shall be furnished to the claimant or to his authorized representative within the appropriate time for the decision.

10.8         Hearing.  The Committee may, in its sole discretion, decide to hold a hearing if it determines that a hearing is necessary or appropriate in order to make a full and fair review of the appealed claim.

10.9         Decision.  The decision on review shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based.

10.10       Exhaustion of Appeals.  A person must exhaust his rights to file a claim and to request a review of the denial of his claim before bringing any civil action to recover benefits due to him under the terms of the Plan, to enforce his rights under the terms of the Plan, or to clarify his rights to future benefits under the terms of the Plan.

10.11       Committee’s Authority.  The Committee shall exercise its responsibility and authority under this claims procedure as a fiduciary and, in such capacity, shall have the discretionary authority and responsibility (1) to interpret and construe the Plan and any rules or regulations under the Plan, (2) to determine the eligibility of Employees to participate in the Plan, and the rights of Participants to receive benefits under the Plan, and (3) to make factual determinations in connection with any of the foregoing. Benefits under the Plan shall be paid only if the Committee decides in its discretion that the applicant is entitled to benefits under the Plan.

10.12       Civil Action.  Any civil action brought with respect to a decision of the Committee on review shall be brought within one year of the mailing of the written decision to the claimant.

ARTICLE XI
NATURE OF COMPANY’S OBLIGATION

11.1         Nature of Obligation.  The Company’s obligation to the Participant under this Plan shall be an unfunded and unsecured promise to pay. The rights of a Participant or Beneficiary under this Plan shall be solely those of an unsecured general creditor of the Company. The Company shall not be obligated under any circumstances to set aside or hold assets to fund its financial obligations under this Plan.

11.2         Financing.  Notwithstanding the foregoing, the Company may, in its sole discretion establish such accounts, trusts, insurance policies or arrangements, or any other mechanisms it deems necessary or appropriate to account for or fund its obligations under the Plan. Any assets which the Company may set aside, acquire or hold to help cover its financial liabilities under this Plan are and remain general assets of the Company subject to the claims of its creditors. The Company does not give, and the Plan does not give, any beneficial ownership interest in any assets of the Company to a Participant or Beneficiary. All rights of ownership in any assets are and remain in the Company. Any general asset used or acquired by the Company in connection with the liabilities it has assumed under this Plan shall not be deemed to be held under any trust for the benefit of the Participant or any Beneficiary, and no general asset shall be considered security for the performance of the obligations of the Company. Any asset shall remain a general, unpledged, and unrestricted asset of the Company. The Company’s liability for payment of benefits shall be determined only under the provisions of this Plan, as it may be amended from time to time.

Notwithstanding the foregoing, upon a Change in Control, the Company shall irrevocably set aside funds in one or more grantor trusts, subject to the provisions of this Section 11.2, in an amount that is sufficient to pay each Progress RRP Participant (or Spouse) the Progress RRP benefits earned prior to 2014.  Any such trust shall be subject to the claims of the general creditors of the Company in the event of the bankruptcy of the Company.  The Company shall establish no such trust if the assets thereof are includable in the income of Progress RRP Participants thereby pursuant to Section 409A of the Code.

ARTICLE XII
GENERAL PROVISIONS

12.1         No Right to Employment.  Nothing in this Plan shall be deemed to give any person the right to remain in the employ of the Company or affect the right of the Company to terminate any Participant’s employment with or without cause.

12.2         No Assignment.  No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge. Any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge these benefits shall be void. No right or benefit under this Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to the benefit. If any Participant or Beneficiary under the Plan should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right to a benefit hereunder, then the right or benefit, in the discretion of the Committee, shall cease. In these circumstances, the Committee may hold or apply the benefit payment or payments, or any part of it, for the benefit of the Participant or his Beneficiary, the Participant’s spouse, children, or other dependents, or any of them, in any manner and in any portion that the Committee may deem proper. Notwithstanding the foregoing, to the extent permitted by Section 409A of the Code and subject to Section 6.6, the Committee shall honor a judgment, order or decree from a state domestic relations court which requires the payment of part or all of a Participant’s or Beneficiary’s interest under this Plan to an “alternate payee” as defined in Section 414(p) of the Code.

12.3         Withholding.  Any amount required to be withheld under applicable Federal, state and local tax laws (including any amounts required to be withheld under Section 3121(v) of the Code) will be withheld in such manner as the Committee will determine and any payment under the Plan will be reduced by the amount so withheld, as well as by any other lawful withholding.

12.4         Governing Law.  This Plan shall be construed and administered in accordance with the laws of the State of North Carolina to the extent that such laws are not preempted by Federal law.

12.5         Transfer of Accounts.  The Make-Whole Account and Supplemental Account, if any, of each Spectra Energy Participant maintained under the Plan immediately prior to the Distribution Date shall be transferred to the Spectra Energy Corp Executive Cash Balance Plan and assumed by Spectra Energy Corp as of the Distribution Date. Each such Spectra Energy Participant shall have no further rights under the Plan immediately after his Make-Whole Account and Supplemental Account, if any, are transferred to the Spectra Energy Corp Executive Cash Balance Plan and assumed by Spectra Energy Corp in accordance with the terms and conditions of the Employee Matters Agreement by and between Duke Energy Corporation and

Spectra Energy Corp (the “Employee Matters Agreement”). Capitalized terms used in this Section 12.5 that are not defined in this Plan shall have the meaning set forth in the Employee Matters Agreement.

12.6         Compliance with Section 409A of the Code.  It is intended that Part II of the Plan comply with the provisions of Section 409A of the Code, so as to prevent the inclusion in gross income of any amounts deferred hereunder in a taxable year that is prior to the taxable year or years in which such amounts would otherwise actually be paid or made available to Participants or Beneficiaries. This Plan shall be construed, administered, and governed in a manner that effects such intent, and the Company shall not take any action that would be inconsistent with such intent. Although the Company shall use its best efforts to avoid the imposition of taxation, interest and penalties under Section 409A of the Code, the tax treatment of deferrals under this Plan is not warranted or guaranteed. Neither the Company, the other members of the Affiliated Group, their respective directors, officers, employees and advisors, the Board, nor any committee shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant, Beneficiary or other taxpayer as a result of the Plan. Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section 409A of the Code by the U.S. Department of Treasury or the Internal Revenue Service. For purposes of the Plan, the phrase “permitted by Section 409A of the Code,” or words or phrases of similar import, shall mean that the event or circumstance shall only be permitted to the extent it would not cause an amount deferred or payable under the Plan to be includible in the gross income of a Participant or Beneficiary under Section 409A(a)(1) of the Code.

12.7         Electronic or Other Media.  Notwithstanding any other provision of the Plan to the contrary, including any provision that requires the use of a written instrument, the Committee may establish procedures for the use of electronic or other media in communications and transactions between the Plan or the Committee and Participants and Beneficiaries. Electronic or other media may include, but are not limited to, e-mail, the Internet, intranet systems and automated telephonic response systems.

This amendment and restatement of the Plan has been executed on behalf of the Company this ___________ day of December, 2013.

DUKE ENERGY CORPORATION

By:____________________________________

Its:_____________________________________

EXHIBIT A
PROGRESS NONQUALIFIED PLAN PARTICIPANT’S BENEFITS UNDER SECTION 6.9

This Exhibit A is used to determine the benefits provided under Section 6.9 to Progress Nonqualified Plan Participants (or their Eligible Spouses or Beneficiaries).

1.             Normal Retirement Benefit.  A Progress Nonqualified Plan Participant who incurs a Separation from Service on or after his Progress Normal Retirement Date shall be eligible for the normal retirement benefit, which is a monthly amount equal to his Target Normal Retirement Benefit reduced by the sum of (a) his Assumed Normal Retirement Pension Benefit and (b) his Social Security Benefit.

2.             Early Retirement Benefit.  A Progress Nonqualified Plan Participant who incurs a Separation from Service upon or after his attainment of age 55 with at least 15 years of Service (except for purposes of calculating benefits payable under Paragraph 3 and 4 of this Exhibit A below, as applicable) but prior to his Progress Normal Retirement Date, shall be eligible for the early retirement benefit, which is a monthly amount equal to his Target Early Retirement Benefit reduced by the sum of (a) his Assumed Early Retirement Pension Benefit and (b) his Social Security Benefit; provided, however, such benefit will be reduced, where applicable, by the following: (i) the amount of 2.5% for each year that such benefit is received prior to his Progress Normal Retirement Date, and (ii) if such eligible Progress Nonqualified Plan Participant’s projected years of Service at his Progress Normal Retirement Date are less than 15, his Target Early Retirement Benefit and his Assumed Early Retirement Pension Benefit shall be calculated based upon his actual years of Service at his Progress Early Retirement Date rather than upon his projected years of Service at his Progress Normal Retirement Date.

3.             Deferred Vested Benefit.  A Progress Nonqualified Plan Participant who incurs a Separation from Service after completing 10 or more years of Service but who is not eligible for a retirement benefit under Paragraph 1 or 2 of this Exhibit A shall be eligible for one of the following benefits: (a) if at Separation from Service the Progress Nonqualified Plan Participant is not entitled to a deferred vested Progress Qualified Retirement Pension under the Progress Qualified Retirement Plan or an early retirement Progress Qualified Retirement Pension under the Progress Qualified Retirement Plan, his deferred vested benefit shall be a monthly amount equal to his Target Deferred Vested Benefit reduced by his Social Security Benefit; (b) if at Separation from Service such eligible Progress Nonqualified Plan Participant is entitled to a deferred vested Progress Qualified Retirement Pension under the Progress Qualified Retirement Plan, his deferred vested benefit shall be a monthly amount equal to his Target Deferred Vested Benefit reduced by the sum of (i) his Assumed Deferred Vested Pension Benefit and (ii) his Social Security Benefit; (c) if at his Separation from Service such eligible Progress Nonqualified Plan Participant is entitled to an early retirement Progress Qualified Retirement Pension pursuant to Section 5.02 of the Progress Qualified Retirement Plan, his deferred vested benefit shall be a monthly amount equal to his Target Deferred Vested Benefit reduced by the sum of (a) his Assumed Early Retirement Pension Benefit and (b) his Social Security Benefit; provided, however, such Assumed Early Retirement Pension Benefit shall be calculated at his Separation from Service as provided in this Exhibit A, but without regard to projected pay credits, and, if applicable, projected transition credits.

4.             Definitions.  For purposes of Section 6.9, this Exhibit A, and sections expressly stated, the following terms shall have the following meanings unless a different meaning is clearly required by the context:

Assumed Deferred Vested Pension Benefit.  Shall mean the monthly benefit of the deferred vested Progress Qualified Retirement Pension to commence on his Progress Normal Retirement Date payable in the form of an annuity to which a separated Progress Nonqualified Plan Participant would be entitled under the Progress Qualified Retirement Plan, calculated with the following assumptions based on such Progress Nonqualified Plan Participant’s marital status at the time benefits hereunder commence: (a) In the case of a Progress Nonqualified Plan Participant with an Eligible Spouse, in the form of a 50% Qualified Joint and Survivor Annuity as provided in the Progress Qualified Retirement Plan. (b) In the case of a Progress Nonqualified Plan Participant without an Eligible Spouse, in the form of a Single Life Annuity as provided in the Progress Qualified Retirement Plan. (c) Without regard to any other benefit payment option under the Progress Qualified Retirement Plan.

Assumed Early Retirement Pension Benefit.  Shall mean the monthly benefit of the normal retirement Progress Qualified Retirement Pension payable in the form of an annuity to which a Progress Nonqualified Plan Participant would be entitled under the Progress Qualified Retirement Plan projected at his Progress Normal Retirement Date based on the following:

(I)            The Progress Nonqualified Plan Participant’s account balance under the Progress Qualified Retirement Plan is determined at the time of the Progress Nonqualified Plan Participant’s actual Separation from Service. The foregoing is increased by (i) the pay credits and, if applicable, transition credits, that the Progress Nonqualified Plan Participant would have received from his actual Separation from Service through his Progress Normal Retirement Date using the Progress Nonqualified Plan Participant’s rate of compensation at his actual Separation from Service (or, if compensation under the Progress Qualified Retirement Plan includes variable compensation, then compensation for the calendar year prior to his actual Separation from Service) and the pay credit table in effect at his actual Separation from Service and (ii) interest credits in accordance with the rate schedule (or, if applicable, variable rate) in effect on the Progress Nonqualified Plan Participant’s actual Separation from Service

(II)           The amount determined in (I) above is adjusted based upon the Progress Nonqualified Plan Participant’s marital status at the time benefits hereunder commence as follows: (a) In the case of a Progress Nonqualified Plan Participant with an Eligible Spouse, in the form of a 50% Qualified Joint and Survivor Annuity as provided in the Progress Qualified Retirement Plan. (b) In the case of a Progress Nonqualified Plan Participant without an Eligible Spouse, in the form of a Single Life Annuity as provided in the Progress Qualified Retirement Plan. (c) Without regard to any other benefit payment option under the Progress Qualified Retirement Plan.

Assumed Normal Retirement Pension Benefit. Shall mean the monthly benefit of the normal retirement Progress Qualified Retirement Pension payable in the form of an annuity to which a Progress Nonqualified Plan Participant would be entitled under the Progress Qualified Retirement Plan if he retired at his Progress Normal Retirement Date, calculated with the following assumptions based on his marital status at the time benefits hereunder commence: (a) In the case of a Progress Nonqualified Plan Participant with an Eligible Spouse, in the form of a 50% Qualified Joint and Survivor Annuity as provided in the Progress Qualified Retirement Plan. (b) In the case of a Progress Nonqualified Plan Participant without an Eligible Spouse, in the form of a Single Life Annuity as provided in the Progress Qualified Retirement Plan. (c) Without regard to any other benefit payment option under the Progress Qualified Retirement Plan.

ECBP Benefit for Progress Nonqualified Plan Participant. Shall mean the benefit under Article IV of the Plan (i.e., the sum of the balance in the Progress Nonqualified Plan Participant’s Make-Whole Benefit Account and Supplemental Benefit Account attributable to pay and supplemental credits made from July 2, 2012 until Separation from Service) determined at the time payment actually occurs under Section 6.9(b), actuarially adjusted to the payment form in which the Progress Nonqualified Plan Participant’s Frozen Progress Nonqualified Plan Benefit is payable at commencement (for purposes of clarity, single life annuity, single life annuity with 120 monthly payments guaranteed, or 50% Qualified Joint and Survivor Annuity, as applicable). Any actuarial adjustment shall be determined using the mortality and interest assumptions under the Duke Energy Retirement Cash Balance Plan as in effect from time to time for converting the cash balance account to a form of payment. For purposes of clarity, note that, as of July 2, 2012, the Duke Energy Retirement Cash Balance Plan uses the applicable mortality table as defined in Section 417(e)(3) of the Code and the applicable interest rate as provided in Section 417(e) of the Code for the month of August prior to the beginning of the year during which commencement is to occur to convert the cash balance to a single life annuity and uses the 1983 Group Annuity Mortality Table weighted 50% male and 50% female and 7% interest compounded annually to convert the single life annuity to other optional forms of payment.

Eligible Spouse. Shall mean the spouse of a Progress Nonqualified Plan Participant who, under the laws of the State where the marriage was contracted, is deemed married to that Progress Nonqualified Plan Participant on the date on which the payments from this Plan are to begin to the Progress Nonqualified Plan Participant, except that, for purposes of Section 6.9(c) and (d), Eligible Spouse shall mean a person who is married to a Progress Nonqualified Plan Participant for a period of at least one year prior to his death. For purposes of applying Sections 6.8, 11.1, 11.2, 12.2 and 12.6 of the Plan, an Eligible Spouse of a Progress Nonqualified Plan Participant shall be deemed to be that Progress Nonqualified Plan Participant’s “Beneficiary”.

50% Qualified Joint and Survivor Annuity.  Shall have the meaning given to such term in the Progress Qualified Retirement Plan.

Final Average Salary.  Shall mean, a Progress Nonqualified Plan Participant’s average monthly Progress Salary (as defined below) during the 36 completed calendar months of highest compensation within the 120-month period immediately preceding July 2, 2012. In determining average monthly Progress Salary (i) annual incentives and other similar payments shall be deemed received in twelve (12) equal payments beginning with the eleventh preceding month and ending with the month such payments were actually made (for purposes of clarity, the payment must actually have been made prior to July 2, 2012 for such payment to be included in determining Final Average Salary), and (ii) amounts of compensation deferred under any deferred compensation plan or arrangement shall be deemed received in the months such payments would have been received assuming no deferral had occurred. For years of Service granted under the terms of a written employment agreement, Progress Salary during each such month is deemed to be zero dollars ($0.00) for purposes of calculating Final Average Salary. Solely for purposes of determining a Progress Nonqualified Plan Participant’s Minimum Progress Nonqualified Plan Benefit under Section 6.9(a)(ii) and the Target Pre-Retirement Death Benefit determined as of the Progress Nonqualified Plan Participant’s actual date of death under Section 6.9(d)(ii), the Final Average Salary (as determined above) shall be increased by the increase in the Consumer Price Index –Urban Wage Earners and Clerical Workers (“CPI-W”) for the period from July 2, 2012 to the earliest to occur of the Progress Nonqualified Plan Participant’s death, Separation from Service, Progress Early Retirement Date, or Progress Normal Retirement Date, whichever is applicable.

Frozen Progress Nonqualified Plan Benefit.  Shall mean the Normal Retirement Benefit, Early Retirement Benefit or Deferred Vested Benefit, as applicable, determined under Paragraph 1, 2 or 3, as applicable, of this Exhibit A as if the Progress Nonqualified Plan Participant incurred a Separation from Service as of July 2, 2012, subject, however, to the following:

(I)            If the Progress Nonqualified Plan Participant is eligible for an Early Retirement Benefit under Paragraph 2 of Exhibit A at the time that the Progress Nonqualified Plan Participant’s benefit commences, the reduction (if any) for commencement prior to the Progress Nonqualified Plan Participant’s 65th birthday shall be determined as provided in Exhibit A at the time that the Progress Nonqualified Plan Participant’s benefit commences.

(II)           The Progress Nonqualified Plan Participant’s marital status (and payment form) shall be determined at the time that the Progress Nonqualified Plan Participant’s benefit commences.

(III)          The Assumed Deferred Vested Pension Benefit, Assumed Early Retirement Pension Benefit or Assumed Normal Retirement Pension Benefit, as applicable, shall be determined as of July 2, 2012 and without regard to the limitations imposed by Section 415 of the Code with respect to the Progress Qualified Retirement Plan.

(IV)          For purposes of clarity, the Progress Nonqualified Plan Participant’s Final Average Salary, Service, Social Security Benefit, and, except to the extent provided in (I) and (II), eligibility for a Normal Retirement Benefit, Early Retirement Benefit, or Deferred Vested Benefit, as applicable, shall be determined as of July 2, 2012.

Minimum Progress Nonqualified Plan Benefit. Shall mean the Normal Retirement Benefit, Early Retirement Benefit or Deferred Vested Benefit, as applicable, determined under this Exhibit A as of the time of the Progress Nonqualified Plan Participant’s actual Separation from Service, subject to the following:

(I)            The Progress Nonqualified Plan Participant’s Final Average Salary shall be determined as provided in this Exhibit A (for purposes of clarity, determined at July 2, 2012 and as adjusted for cost of living from July 2, 2012 to the earliest to occur of the Progress Nonqualified Plan Participant’s death, Separation from Service, Progress Early Retirement Date, or Progress Normal Retirement Date, whichever is applicable).

(II)           The Progress Nonqualified Plan Participant’s Assumed Deferred Vested Pension Benefit, Assumed Early Retirement Pension Benefit or Assumed Normal Retirement Pension Benefit, as applicable, shall be determined at the time of the Progress Nonqualified Plan Participant’s actual Separation from Service.

(III)          The Progress Nonqualified Plan Participant’s marital status (and payment form) shall be determined at the time that the Progress Nonqualified Plan Participant’s benefit commences.

(IV)          For purposes of clarity, the Participant’s Service, Social Security Benefit, and eligibility for a Normal Retirement Benefit, Early Retirement Benefit or Deferred Vested Benefit, as applicable, shall be determined as of the time of the Progress Nonqualified Plan Participant’s actual Separation from Service.

Progress Early Retirement Date.  Shall mean the date on which a Progress Nonqualified Plan Participant who qualifies for the early retirement benefit of Paragraph 2 of this Exhibit A retires from the employ of the Affiliated Group.

Progress Normal Retirement Date. Shall mean the first day of the calendar month coinciding with or next following the Progress Nonqualified Plan Participant’s 65th birthday.

Progress Nonqualified Plan.  Shall have the meaning given that term in Article I.

Progress Nonqualified Plan Participant.  Shall have the meaning given that term in Section 3.3.

Progress Qualified Retirement Pension.  Shall mean a level monthly annuity which is payable under the Progress Qualified Retirement Plan as of the first day of the first period for which an amount is payable as an annuity if the Progress Nonqualified Plan Participant elected an annuity form of benefit.

Progress Qualified Retirement Plan.  Shall mean the “Progress Energy Pension Plan” (as amended effective January 1, 2002) as it may be amended from time to time thereafter, and shall include, if applicable, any plan into which the Progress Energy Pension Plan is merged.

Progress Salary.  Shall mean the sum of: (1) The annual base compensation paid prior to July 2, 2012 by Progress Energy, Inc. and its participating affiliates to a Progress Nonqualified Plan Participant, and (2) annual cash awards made prior to July 2, 2012 under incentive compensation programs of Progress Energy, Inc. and its participating affiliates, excluding, however, any payment made under Progress Energy’s Long-Term Compensation Program or Progress Energy’s equity incentive plans, and (3) amounts of annual compensation deferred prior to July 2, 2012 under any deferred compensation plan or arrangement of Progress Energy, Inc. and its participating affiliates (including, without limitation, the “Executive Deferred Compensation Plan,” the “Deferred Compensation Plan for Key Management Employees of Progress Energy, Inc.,” the “Progress Energy, Inc. Management Deferred Compensation Plan” and the “Progress Energy 401(k) Savings and Stock Ownership Plan”) and which, but for the deferral, would have been reflected in Internal Revenue Service Form W-2.

Service.  Shall have the same meaning as “Eligibility Service” as provided in the Progress Qualified Retirement Plan, plus any additional years of service that may have been granted to the Progress Nonqualified Plan Participant in connection with the Progress Nonqualified Plan. For purposes of clarity, Service for purposes of calculating the Frozen Progress Nonqualified Plan Benefit is determined (and frozen) as of July 2, 2012.

Single Life Annuity.  Shall have the meaning given to such term in the Progress Qualified Retirement Plan.

Social Security Benefit.  Shall mean the monthly amount of benefit which a Progress Nonqualified Plan Participant is or would be entitled to receive at age 65 as a primary insurance amount under the federal Social Security Act, as amended, whether or not he applies for such benefit, and even though he may lose part or all of such benefit through delay in applying for it, by making application prior to age 65 for a reduced benefit, by entering into covered employment, or for any other reason. The amount of such Social Security Benefit to which the Progress Nonqualified Plan Participant is or would be entitled shall be estimated by the Committee for the purposes of this Plan as of the January 1 of the year in which his Separation from Service occurs on the following basis: (a) For a Progress Nonqualified Plan Participant entitled to a normal retirement benefit, on the basis of the federal Social Security Act as in effect on the January 1 coincident with or next preceding his Progress Normal Retirement Date (regardless of any retroactive changes made by legislation enacted after said January 1); (b) For a Progress Nonqualified Plan Participant entitled to an early retirement benefit, on the basis of the federal Social Security Act as in effect on the January 1 coincident with or next preceding his Progress Early Retirement Date (regardless of any retroactive change made by legislation enacted after said January 1), assuming that his employment, and Progress Salary in effect at the Effective Time, continued to age 65; or (c) For a Progress Nonqualified Plan Participant entitled to a deferred vested benefit under Paragraph 3 of this Exhibit A, on the basis of the federal Social Security Act as in effect on the January 1 coincident with or next preceding his Separation from Service (regardless of any retroactive change made by legislation enacted after said January 1), assuming that his employment, and Progress Salary in effect at July 2, 2012, continued to age 65.

Spouse’s Pension.  Shall mean the actual monthly benefit payable to an Eligible Spouse under the Progress Qualified Retirement Plan, assuming (i) the Eligible Spouse is the Progress Nonqualified Plan Participant’s Beneficiary under the Progress Qualified Retirement Plan, and (ii) the Eligible Spouse commences payment under the Progress Qualified Retirement Plan in the form of an annuity in the month following the month of the Progress Nonqualified Plan Participant’s death.

Target Early Retirement Benefit.  Shall mean an amount equal to a Progress Nonqualified Plan Participant’s Final Average Salary determined at his Progress Early Retirement Date multiplied by 2.25% for each projected year of Service at his Progress Normal Retirement Date up to a maximum of 62%. Notwithstanding the foregoing, with respect to a Progress Nonqualified Plan Participant who was a member of Progress Energy Inc.’s Senior Management Committee on December 31, 2008, the Target Early Retirement Benefit shall be determined by multiplying the Progress Nonqualified Plan Participant’s Final Average Salary by 4% for each projected year of Service at his Progress Normal Retirement Date up to a maximum of 62%.

Target Normal Retirement Benefit.  Shall mean an amount equal to a Progress Nonqualified Plan Participant’s Final Average Salary determined at his Progress Normal Retirement Date multiplied by 2.25% for each year of Service at his Progress Normal Retirement Date up to a maximum of 62%. Notwithstanding the foregoing, with respect to a Progress Nonqualified Plan Participant who was a member of Progress Energy Inc.’s Senior Management Committee on December 31, 2008, the Target Normal Retirement Benefit shall be determined by multiplying the Progress Nonqualified Plan Participant’s Final Average Salary by 4% for each projected year of Service at his Progress Normal Retirement Date up to a maximum of 62%.

Target Pre-Retirement Death Benefit.  Shall mean an amount equal to a deceased Progress Nonqualified Plan Participant’s Final Average Salary determined at his death multiplied by 2.25% for each year of Service at his death up to a maximum of 62%. Notwithstanding the foregoing, with respect to a Progress Nonqualified Plan Participant who was a member of Progress Energy Inc.’s Senior Management Committee on December 31, 2008, the Target Pre-Retirement Death Benefit shall be determined by multiplying the Progress Nonqualified Plan Participant’s Final Average Salary by 4% for each year of Service at his death up to a maximum of 62%.

Target Deferred Vested Benefit.  Shall mean an amount equal to a Progress Nonqualified Plan Participant’s Final Average Salary determined at his Separation from Service multiplied by 2.25% for each year of Service at his Separation from Service up to a maximum of 62%. Notwithstanding the foregoing, with respect to a Progress Nonqualified Plan Participant who was a member of Progress Energy Inc.’s Senior Management Committee on December 31, 2008, the Target Deferred Vested Benefit shall be determined by multiplying the Progress Nonqualified Plan Participant’s Final Average Salary by 4% for each year of Service at his Separation from Service up to a maximum of 62%.

EXHIBIT b

CINERGY EXCESS PLAN payment FOrms

Group Description
Traditional Program Benefit: Participants who as of December 31, 2008 had terminated employment after 2004 and prior to attaining age 50 (code 3a)
Traditional Program Benefit: Participants who as of December 31, 2008 had terminated employment after 2004 and on and after attaining age 50 (code 3b)
Traditional Program Benefit: Participants who are employed as of December 31, 2008 (code 12)
Traditional Program Benefit: Participants who become participants after 2008 (code 14)
Cash Balance Make-Whole Account: Participants who terminated employment after 2004 but before 2007 (code 7)

Cash Balance Make-Whole Account:

Participants who have only participated in the Cash Balance Program and who have a Cash Balance Make-Whole Account as of December 31, 2008 (code 4)

Participants who elected to participate in the Cash Balance Program effective on January 1, 2003 and who have a Cash Balance Make-Whole Account as of December 31, 2008 (code 5)

Participants with A+B Conversion who have a Cash Balance Make-Whole Account and Traditional Program Benefit as of December 31, 2008 (codes 6a and 6b)

Cash Balance Make-Whole Account: Participants with A+B Conversion and who first become entitled to a Cash Balance Make-Whole Account after 2008 (codes 11 and 19)
Supplemental Account

Part A Benefit:

Participants with A+B Conversion who become eligible for a Part A Benefit after 2008 (code 19)

Participants with A+B Conversion and became entitled to Part A Benefit under the Plan in 2008 (code 18b)

Participants with A+B Conversion and Part A Benefit only as of December 31, 2008, but excluding those who first became entitled to a benefit under the Plan in 2008 (code 13)

Part A Benefit:  Participants with A+B Conversion and who have a Part A Benefit and a Cash Balance Make-Whole Account as of December 31, 2008, but excluding those who first became entitled to a benefit under the Plan in 2008 (codes 6a and 6b)

Mid-Career Benefit (code 9)

The term "A+B Conversion" refers to a Participant who elected to start participating in the Cash Balance Program effective on April 1, 2007, or upon a later rehire or transfer date, and who previously participated in the Traditional  Program.

As described in the applicable election forms and the Cinergy Excess Plan as in effect on December 31, 2013, each group of Cinergy Excess Plan Participants were given the opportunity to make irrevocable elections regarding their form of payment and the Cinergy Excess Plan provided default rules regarding the payment form where no election was made or available.